NOVASTAR ANNOUNCES SECOND QUARTER 2006 EARNINGS

RELEASE AND EARNINGS CONFERENCE CALL

KANSAS CITY, MO., July 24, 2006 – NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, will report second quarter 2006 financial results on August 3, 2006. A conference call to discuss second quarter results will take place on August 4, 2006 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).

To participate in the conference call, please call 1-800-289-0572 approximately 15 minutes before the scheduled start of the call. If you are unable to participate in the live event, a replay will be available until August 11, at 1-888-203-1112. The confirmation code for the replay is 4255603.

The call may also be accessed at NovaStar’s website – www.novastarmortgage.com. A copy of the presentation slides will be available on the website at approximately 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonconforming loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

Investor Relations Contact

Jeff Gentle

816.237.7424